SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2006

VCampus Corporation

(Exact name of Company as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission File Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191
(Address of principal executive offices) (Zip Code)

Company’s telephone number, including area code   (703) 893-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 14, 2006, VCampus was awarded a renewal contract  for VCampus to continue to provide technology and services to support the U.S. Department of Veterans Affairs (VA) online training initiatives.  The initial value of the renewal contract is approximately $1.5 million in the first year with three annual renewal options that bring the potential total contract value to approximately $5.6 million.  Under the renewal contract, VCampus will continue to design, deploy and host VA Learning Online (VALO), an online learning environment that makes courses, including VCampus’ certification preparation and other courses from its library, readily available to nearly a quarter of a million VA employees worldwide The VCampus Enterprise Knowledge Platform and courses offered under this program are in compliance with Section 508 of the Federal Rehabilitation Act.

Under the terms of the renewal, the VA is able to expand the audience for the courses that are provided under the contract to include volunteers, medical residents, and veterans who are engaged in official VA programs.  This expanded audience for VCampus’ services is estimated to be in excess of 450,000 people. The incremental revenue for this expanded audience will be in addition to the approximate $1.5 million base value of the contract renewal.

The VA contract renewal underscores VCampus’ continued support of online learning initiatives in the federal government.  The Social Security Administration, Department of Homeland Security and GSA are among the agencies that have used the VCampus learning management system to support their human capital management initiatives.  Further, VCampus e-Learning solutions enable agencies to comply with the Clinger-Cohen Act requiring Chief Information Officers to develop and implement strategies for training and professional development of agency personnel in information technology management.

VCampus was awarded this renewal contract as a subcontractor to Amer Technology, Inc. under FasTrac, a federal government contracting vehicle for learning solutions. Through FasTrac, VCampus provides a wide range of learning technologies and courses to government agencies.  The VCampus FasTrac solutions meet multiple federal training requirements and provide online preparation for certifications and continuing education units in information security, project management and federal contract management.

Item 9.01  Exhibits.

VCampus intends to file a copy of its renewal contract relating to its work for the Department of Veterans Affairs as an exhibit to its annual report on Form 10-K due on or before March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION

Date: March 15, 2006
/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer